ARCA biopharma Pharmacogenetic Precision Medicine for Cardiovascular Diseases November 2019 Nasdaq: ABIO Exhibit 99.2

Safe Harbor Statement This presentation contains "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, potential future development plans for Gencaro, ARCA’s ability to complete any clinical trials, the likelihood for PRECISION-AF results to satisfy the requirements of the U.S. FDA Special Protocol Assessment (SPA) agreement, ARCA's ability to launch any clinical trials, or announce any results therefrom, on or before any particular date, ARCA’s ability to raise sufficient capital to fund the PRECSION-AF trial and its other operations, the expected features and characteristics of Gencaro, including the potential for genetic variations to predict individual patient response to Gencaro, Gencaro’s potential to treat AF and/or HF, future treatment options for patients with AF and/or HF, the potential for Gencaro to be the first genetically-targeted AF prevention treatment, and the potential market opportunity for Gencaro, should it receive regulatory approval. Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: ARCA’s financial resources and whether they will be sufficient to meet its business objectives and operational requirements; ARCA may not be able to raise sufficient capital on acceptable terms, or at all, to continue development of Gencaro or to otherwise continue operations in the future; an FDA SPA agreement does not guarantee approval of Gencaro or any other particular outcome from regulatory review; results of earlier clinical trials may not be confirmed in future trials; the protection and market exclusivity provided by ARCA’s intellectual property; risks related to the drug discovery and the regulatory approval process; and, the impact of competitive products and technological changes. These and other factors are identified and described in more detail in ARCA’s filings with the Securities and Exchange Commission, including without limitation ARCA’s annual report on Form 10-K for the year ended December 31, 2018, and subsequent filings. ARCA disclaims any intent or obligation to update these forward-looking statements.

Investment Highlights Late stage, genetically-targeted cardiovascular company PRECISION-AF: single pivotal Phase 3 trial for AF in HF│FDA SPA agreement Anticipated P3 trial timeline - initiation: 1Q2020│interim analysis: 4Q2021│topline data: 3Q2022 GencaroTM FDA Fast Track Designation for AF in Genotype-Defined HF Population Large and growing market opportunity for Gencaro Potentially first genetically-targeted cardiovascular therapeutic AF in HF is significant unmet medical need with no FDA approved treatments Estimated $12.5 billion global atrial fibrillation market by 2020 Gencaro in AF/HF potential annual sales of $400M ‒ $900M in US; significant markets in EU & Asia Pharmacogenetic platform with additional cardiovascular programs AB171 – development for HF, PAD │ IND anticipated 2H2020 Potential third asset – development for pediatric HF (Orphan Indication) │ In-licensing in progress

Experienced Leadership Michael R. Bristow, MD, PhD: President /CEO Thomas Keuer: Chief Operating Officer Chris Ozeroff: General Counsel Brian Selby: VP, Finance & Chief Accounting Officer Debra Marshall, MD, FACC: SVP, Medical Affairs Chris Dufton, PhD: VP, Clinical Development Sharon Perry: Sr Director, Regulatory Affairs & Quality Board of Directors Michael R. Bristow, MD, PhD Robert E. Conway (Chairman) Linda Grais, MD, JD Anders Hove, MD Dan Mitchell Raymond L. Woosley, MD, PhD

5

Genetically-Targeted Cardiovascular Pipeline

	Research	Preclinical	Phase 1	Phase 2	Phase 3

Gencaro™ (bucindolol hydrochloride)

Prevention of AF in genotype-defined HF population with LVEF $\geq$ 40% and $\leq$ 55%
PRECISION-AF | FDA SPA | initiation anticipated: 1Q2020 | interim analysis: 4Q2021 | topline data: 3Q2022

Prevention of AF in genotype-defined HF population with LVEF > 55%
AF Label Expansion Trial

AB171 (PGt targeted mononitrate – vasodilator)

Chronic Heart Failure (CHF)
Genetically-targeted population

Peripheral Arterial Disease (PAD)
Genetically-targeted population

ARCA biopharma

Pharmacogenetics: Precision Medicine Applied to Drug Therapy Our Platform Approach Pharmacogenetic drug development by targeting genetic variation in candidate drug targets, using cardiovascular tissue and cells from an extensive and exclusive human heart tissue bank Identify functionally different and important genetic variants with allele frequency ≥ 10% Screen compounds for variant-specific selective favorable action using human in vitro CV systems, including tissue from the world’s largest human heart biobank1,2 Generate Phase 1B ® Phase 2 data for pharmacogenetic POC and IP Potential benefits Maximizes potential efficacy and therapeutic index Avoids exposing patients unlikely to benefit Enables smaller clinical development programs Intellectual property (IP) generated later in development process 1Liggett et al, PNAS 103:11288-93, 2006; 2Sucharov et al, JACC 73:1173-84, 2019

Atrial Fibrillation – A Significant Market Opportunity AF is the most common sustained cardiac arrhythmia Affects ~5.2 million (2015) Americans1 2015 worldwide prevalence of AF was estimated at 33 million2 AF is considered an epidemic cardiovascular disease Based on the rate of increase in incidence in the U.S. and industrialized countries3 Estimated global atrial fibrillation market4 $7.2B in 2015 growing to $12.5B in 2020 ARCA estimate of Gencaro opportunity $400M to $900M peak revenue in US; similar in EU5 1- American Journal of Cardiology 2013: 112: 1142-1147 “Estimates of current and future incidence and prevalence of atrial fibrillation in the U.S. adult population; AHA – “Cardiovascular Disease: A Costly Burden for America” (Jan 2017), page 7 2- AHA Statistical Update – Heart and Stroke Stats 2017, p306 3- Journal of the American Medical Association. 2001; 285(18):237 0-2375 4- DelveInsight – “Atrial Fibrillation – Market Insights & Drug Sales Forecast - 2020”, May 2016

Atrial Fibrillation in Heart Failure – An Unmet Medical Need No FDA approved drug treatments for this indication Approved antiarrhythmic agents are associated with significant side effects Most are contraindicated or have warnings for HF patients New onset AF markedly worsens HF morbidity & increases mortality β-blockers approved for HF but used off-label for AF Demonstrated only limited efficacy for AF prevention No agents approved for AF or HF have genetically influenced clinical response

Atrial Fibrillation and Heart Failure AF/HF Patient Populations G7 Countries (US, EU5, and Japan) in 2022 LVEF LVEF < 40% 40 ≤ LVEF < 50% LVEF ≥ 50% Total HF 5.6M 2.7M 7.6M % with AF 30-50% 35-55% 40-60% Total AF/HF 1.7 - 2.8M 1.0 - 1.5M 3.0 - 4.6M ~50% of HF patients have optimal genotype No Approved or Effective Therapies for AF or HF AF HF No FDA approved drug treatments for this indication HF/AF 1- Decision Resources Group, Heart Failure Epidemiology 2018. 2- Piccini et al. JACC-HF 2019 online ahead of publication. 3- Panikowski P et al. Eur Heart J 2016. Current BBs Approved for HF

Potentially the first genetically-targeted atrial fibrillation treatment for patients with heart failure Gencaro

11

Gencaro (bucindolol hydrochloride)


CN
Cl⁻
H
N
O
NH2+
OH
Bucindolol

Compound

- β-blocker/vasodilator – well characterized small molecule drug class
- β-blockers target cardiac myocytes to reduce adverse β_1-adrenergic receptor signaling that causes cardiac chamber remodeling
- Gencaro is only β-blocker with genetically differentiated response
- IP protection until at least 2031 in the U.S. and Europe

Differentiated MOA

- Competitive antagonism similar to other β-blockers
- Sympatholysis – norepinephrine lowering
- Inverse agonism – inactivation of constitutively active receptors
- Other β-blockers lack these last 2 properties

Genotype Specific Response

- Clinical response differentiated by patient genetic profile
- Specific β_1 adrenergic receptor (AR) polymorphism
- Optimal genotype is *ADRB1* Arg389Arg
  - Present in ~50% of US & EU population
- Companion diagnostic test
  - Rapid, low-cost standard test

Extensive Clinical Data

- Favorable safety profile; over 3,400 HF patients studied
- 74% reduction in AF onset compared to placebo in patients w/most responsive genotype in prior Phase 3 HF trial
- P2B – 58% reduction in AF recurrence compared to Toprol-XL in genetically-defined HF population with mild-moderate LV systolic dysfunction

ARCA biopharma

12

BEST Trial Analyses of HF & Arrhythmia Endpoints

Endpoint, hazard ratio	Entire Cohort (n = 2708)	ADRB1 Arg389Arg (n = 493)	ADRB1 389Gly carrier (n = 547)
ACM	0.87[1-3] p = 0.053	0.62[2-4] p = 0.042	0.92[2-4] p = 0.66
CVM	0.84[5] p = 0.018	0.52[2] p = 0.014	0.78[2] p = 0.23
ACM or HF Hospitalization	0.80[5,6] p < 0.0001	0.66[3] p = 0.004	0.87[3] p = 0.25
HF Progression	0.80[2] p < 0.0001	0.66[2] p = 0.005	0.85[2] p = 0.23
HF Hospitalization	0.77[5] p < 0.0001	0.64[3,5] p = 0.007	0.85[3,5] p = 0.30
CV Hospitalization	0.82[5] p < 0.0001	0.64[2] p = 0.002	0.93[2] p = 0.59
CVM/HF Hospitalization	0.78[4], 0.80[7] p < 0.0001	0.62[4] p = 0.0015	0.79[4] p = 0.084
New Onset AF	0.61[8] p = 0.0008	0.26[8] p < 0.001	1.01[8] p = 0.97
VT/VF	0.59[9] P <0.0001	0.24[9] P <0.0001	0.58[9] P = 0.07

Endpoints presented as time to event analyses, with hazard ratios from a COX model and p-values generated using the log-rank statistic.

- Bucindolol's genetic modulation was evaluated in a pharmacogenetic substudy of the BEST trial (1040 patients)
- *Strong efficacy* observed in ADRB1 Arg389Arg cohort compared to other BBs, even with the higher NYHA class (all III/IV) enrolled in BEST

References:

1. *Bristow MR, Circ Res 109: 1176-94, 2011.*
2. *O'Connor et al, PLoS One 7:e44324, 2012.*
3. *Liggett et al, PNAS 103: 11288-93, 2006.*
4. *Parikh et al, Circulation: Genom Precis Med 11:e002210, 2018.*
5. *NDA 22-313, on file with FDA; multiple SEC filings.*
6. *Domanski et al, J Am Coll Cardiol 42:914-22, 2003.*
7. *Shen et al, JACC-Heart Fail 5:591-9, 2017.*
8. *Aleong et al, JACC-Heart Fail 1:338-44, 2013.*
9. *Aleong et al, Circ Arrhythm Electrophysiol 6:137-43, 2013.*

"Had the primary endpoint most commonly used in recent HF trials been used in BEST, the trial would have clearly been positive, instead of neutral or negative as it is historically regarded."
– Shen and McMurray, JACC-HF 2017[7]

Increased Hospitalization and Mortality with New Onset AF BEST HF Trial1 (also reported in multiple other studies) Group ACM Rate (%) CVM Rate (%) CVH Days/Pt HFH Days/Pt New onset AF - No (n = 2202) 15.1 12.8 6.9 6.2 New onset AF - Yes (n = 190) 32.1 28.4 13.3 11.4 Fold increase 2.13 p < 0.0001 2.22 p < 0.0001 1.93 p < 0.0001 1.84 p < 0.0001 Group (N=190) CVH Days/Pt HFH Days/Pt Hospitalized Pre AF event 4.4 3.5 Hospitalized Post AF event 13.8 11.9 Fold increase 3.14 p < 0.0001 3.40 p < 0.0001 HF patients with new onset AF had increased hospitalization and mortality Hospitalization burden increased after experiencing AF event Mortality data are presented as annualized event rates. CVH is adjudicated by committee and HFH is Investigator/CRF determined. p-values are log rank statistic for ACM and CVM and Wilcoxon Rank sum Test for CVH and HFH.1 1Aleong RG et al, Am J Med 127:963-71, 2014

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Effect of β-blockers on prevention of new onset AF in HF mortality trials

MERIT-HF (AF as AE+ECG)

Pts in SR @ randomization
(n = 3132, all genotypes, 132 AF events)



48% risk reduction
Placebo
Metoprolol CR/XL
Percent
14
12
10
8
6
4
2
3
6
9
12
15
18
Months of follow-up
Hazard Ratio = 0.52 (0.37, 0.75)
P-value = 0.0004

van Veldhuisen DJ et al. Eur J Heart Fail; 8:539-546 2006

BEST DNA Substudy (AF as AE+ECG)

Pts in SR @ randomization
(n = 925, all genotypes 80 AF events)



43% risk reduction
(more advanced HF &
LV dysfunction than MERIT-HF)
Bucindolol
Placebo
1.00
0.95
0.90
0.85
0.80
0.75
0.70
0
6
12
18
24
30
36
42
48
Months After Randomization
Hazard Ratio = 0.57 (0.36, 0.90)
P-value = 0.014

Aleong RG et al, JACC-HF 1:338-344, 2013

β-blocker class 27% average risk reduction in AF onset in ~12,000 patient meta-analysis of Phase 3 HF trials (Abi Nasr I et al, EHJ 28: 457–462, 2007). In all genotype HFrEF populations metoprolol succinate and bucindolol have comparable efficacy for preventing new onset AF, taking into account the severity of HFrEF. Metoprolol and carvedilol are not influenced by ADRB1 Arg389Gly (Sehnert AJ, et al. JACC 52:644-651, 2008; Arca data on file).

ARCA biopharma

Differentiated AF Response by Genotype Seen in BEST DNA Substudy1 b1389 Arg/Arg (n = 441; 36 events) Risk reduction 74% Hazard Ratio = 1.01 (0.56 – 1.84) P-value = 0.969 b1389 Gly carriers (n = 484; 44 events) No risk reduction Hazard Ratio = 0.26 (0.12 – 0.57) P-value = 0.0003 b-blocker class 27% average risk reduction in AF onset in ~12,000 patient meta-analysis of Phase 3 HF trials.2 Metoprolol and Carvedilol are not influenced by ADRB1 Arg389Gly3,4 1- Aleong RG et al, JACC-HF 1:338-344, 2013. 2- Abi Nasr I et al, EHJ 28: 457–462, 2007. 3- Sehnert AJ, et al. JACC 52:644-651, 2008; 4- Data on file at ARCA. Gencaro Gencaro Placebo Placebo Data from the BEST DNA pharmacogenetic substudy for patients with NYHA Class III/IV, LVEF ≤ 35% who were not in AF at randomization.

Phase 2B Genetically-Targeted Trial of gencaro for the Prevention of AF in Patients with HF GENETIC-AF

Trial Design 267 HF patients, US, EU, Canada LVEF range 12% to 55% Recent AF event last 180 days Limited to optimal genotype Superiority against TOPROL-XL Time to recurrent AF or death Six-month study period Adaptive Phase 2/3 design Phase 2 not powered for significance Gencaro comparable to SOC for 1EP in overall population but evidence of strong efficacy identified for Phase 3 A small number of patients with long-standing and heavily pretreated AF and HF were refractory to treatment AF-driven pathology with minimal underlying HF Years of BB treatment may have selected for Toprol-XL response Precision therapeutic phenotyping (PTP) systematically identified optimal Phase 3 population 46% AF reduction in PTP cohort (p=0.011) 58% AF reduction in LVEF > 40% (p=0.017) 35% reduction in AF interventions (ECVs, ablations, AADs; p=0.045) 53% reduction in cardiovascular adverse events (p=0.047) 50% reduction in treatment-limiting bradycardia (p<0.0001) GENETIC-AF Phase 2B Trial: Design and Results GENCARO vs. SOC for treating AF in HF

GENETIC-AF: Phase 2B Genetically-Targeted Trial Primary Endpoint: Time to AF/AFL/ACM BUC MET Cox proportional hazards model adjusted for the 4 randomization strata: 1) HF etiology, 2) LVEF, 3) rhythm at randomization 4) device type. Piccini et al. JACC Heart Fail. 2019 Jul;7(7):586-598. HR = 1.01 (0.71, 1.42) HR = 0.70 (0.41, 1.19) U.S. Cohort Entire Cohort 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 0 2 4 6 8 10 12 14 16 18 20 22 24 26 Weeks of Efficacy FU Probability of No AF/AFL/ACM BUC MET 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 0 2 4 6 8 10 12 14 16 18 20 22 24 26 Weeks of Efficacy FU Probability of No AF/AFL/ACM

HF DxT = time from HF diagnosis to randomization. AF DxT = time from AF diagnosis to randomization. DTRI = HF DxT – AF DxT Piccini et al. JACC Heart Fail. 2019 Jul;7(7):586-598. Precision Therapeutic Phenotyping (PTP) GENETIC-AF: Time to AF/AFL/ACM Entire Cohort DxT12Cohort Entire Cohort PTP analysis identifies consistent trends across dataset that influence treatment response AF not >2 years prior to HF 85% of Total < 12 years of AF and HF 86% of Total + =

GENETIC-AF: Time to AF/AFL/ACM in PTP Cohort Excludes Patients with Long-standing AF/HF (12+ yrs) and AF >2 years prior to HF Diagnosis BUC (N = 98) MET (N = 98) ECG detection: Cox proportional hazards model adjusted for: 1) HF etiology, 2) LVEF, 3) rhythm at randomization 4) device type, 5) Previous Class 3 AA use. Device detection: AF burden ≥ 6 hours per day. Non-stratified analysis. Piccini et al. JACC Heart Fail. 2019 Jul;7(7):586-598. 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 0 2 4 6 8 10 12 14 16 18 20 22 24 26 Weeks of Efficacy FU Probability of No AF/AFL/ACM 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 0 2 4 6 8 10 12 14 16 18 20 22 24 26 Weeks of Efficacy FU Probability of No AF/AFL/ACM BUC (N = 24) MET (N = 25) HR = 0.54 (0.33, 0.87) p = 0.011 HR = 0.59 (0.30, 1.19) Device Substudy Entire Cohort

X-axis displays DxT12/DTRI-2 population with restrictions on LVEF upper and lower boundary. For example, a LVEF upper boundary of 35% includes all patients with LVEF between the minimum value (12%) and 35%; a LVEF lower boundary of 35% includes all patients with LVEF between the maximum value (55%) and 35%. GENETIC-AF: Time to AF/AFL/ACM Improvement in Treatment Effect in Patients with Higher LVEF LVEF Boundary (Decreasing Ceiling, LVEF ≤ X) Hazzard Ratio 55 50 45 40 35 30 25 20 10 15 20 25 30 35 40 45 LVEF Boundary (Increasing Floor, LVEF ≥ X) 19% 31% 46% 62% 81% 99% 100% 0.95 0.90 0.85 0.80 0.75 0.70 0.65 0.60 0.55 0.50 100% 99% 99% 85% 75% 61% 46% 29% 0.45 0.40 0.35 Entire Cohort Rx Effect Restriction of the population to higher LVEFs leads to greater response rs = 0.905; p = 0.005 Restriction of the population to lower LVEFs leads to loss of response rs = 0.964; p = 0.003 50 55 15 10 0.40 ≤ LVEF ≤ 0.55 LVEF < 0.40  Cohort HR (95% CI) HR (95% CI) GAF 0.78 (0.45, 1.33) 1.03 (0.58, 1.83) PTP 0.42 (0.21, 0.86) 0.69 (0.33, 1.43)

Multiple device or catheter interventions: electrical cardioversion, catheter ablation, pacemaker insertion such as in AVN ablation with CRT; ICDs Medical therapy interventions with pro-ventricular arrhythmic drugs (mainly amiodarone or dofetilide) Reduction in doses of b-blockers mostly due to bradycardia, lessening the effectiveness of b-blockers for preventing HF clinical events Cardiovascular adverse events: worsening HF leading to hospitalizations, death, chest pain, presyncope/syncope, TIA/stroke, etc. What are the clinical and/or treatment events experienced by HF patients after experiencing an AF event? The 1st AF episode (such as the first event/primary endpoint in a clinical trial) is the tip of the iceberg Multiple recurrent events are the norm in HF, leading to substantial clinical and economic burdens In GENETIC-AF, bucindolol lessens these burdens, in the parent population and to an even greater extent in the PRECISION-AF entry criteria subset, during the 6 month efficacy follow-up period as well as in long-term follow-up

GENETIC-AF: Cumulative Events during 24-week Efficacy Follow-up Composite of AF Interventions and Cardiovascular Adverse Events Precision Therapeutic Phenotyping (PTP) Cohort = AF & HF onset <12 yrs and AF onset not >2 yrs prior to HF onset. AF Interventions = electrical cardioversion, ablation, or initiation of class 3 antiarrhythmic therapy after start of follow-up. CV adverse events = all AE preferred terms included in Cardiac Disorders MedDRA System Organ Class. Incidence Rate Ratio = Incidence RateBUC / Incidence RateMET. Includes all patients entering the efficacy follow-up period. Deaths included as events due to competing risk. Incidence Rate (Cumulative Events/Patient) Incidence Rate (Cumulative Events/Patient) GENETIC-AF PTP Cohort MET BUC MET BUC 28% Reduction in Total Events 44% Reduction in Total Events Group N Total # Events Incidence Rate (events/pt) Incidence Rate Ratio (95% CI) MET 127 115 0.91 0.72 (0.54, 0.95) p = 0.021 BUC 132 86 0.65 Group N Total # Events Incidence Rate (events/pt) Incidence Rate Ratio (95% CI) MET 94 74 0.79 0.56 (0.38, 0.81) p = 0.002 BUC 96 42 0.44

GENETIC-AF: Cumulative Events during 24-week Efficacy Follow-up in PTP Cohort Individual Components of AF Interventions and Cardiovascular Adverse Events Precision Therapeutic Phenotyping (PTP) Cohort = AF & HF onset <12 yrs and AF onset not >2 yrs prior to HF onset. AF Interventions = electrical cardioversion, ablation, or initiation of class 3 antiarrhythmic therapy after start of follow-up. CV adverse events = all AE preferred terms included in Cardiac Disorders MedDRA System Organ Class. Incidence Rate (Cumulative Events/Patient) MET BUC 41% Reduction in AF Interventions Group N Total # Events Incidence Rate (events/pt) Incidence Rate Ratio (95% CI) MET 94 58 0.62 0.59 (0.38, 0.89) p = 0.014 BUC 96 35 0.36 AF Interventions CV Adverse Events Incidence Rate (Cumulative Events/Patient) MET BUC 62% Reduction in CV AEs Group N Total # Events Incidence Rate (events/pt) Incidence Rate Ratio (95% CI) MET 94 18 0.19 0.38 (0.15, 0.87) p = 0.030 BUC 96 7 0.07 Incidence Rate Ratio = Incidence RateBUC / Incidence RateMET. Includes all patients entering the efficacy follow-up period. Deaths included as events due to competing risk.

25

GENETIC-AF: Cumulative Events during 24-week Efficacy Follow-up in PTP Cohort

Bradycardia on ECG and Study Drug Dose Reductions

Bradycardia by Treatment

Group	MET	BUC
N	94	96
Total # Events	124	64
Incidence Rate (events/pt)	1.32	0.67
Incidence Rate Ratio (95% CI)	0.51 (0.37, 0.68) $p < 0.001$	

Dose Reductions by Bradycardia

Group	Bradycardia	No Bradycardia
N	54	136
Total # Events	15	12
Incidence Rate (events/pt)	0.28	0.09
Incidence Rate Ratio (95% CI)	3.15 (1.48, 6.87) $p = 0.003$	

- **49% reduction in bradycardia with bucindolol compared to Toprol-XL**
- **3-fold increased incidence of dose reduction in patients with bradycardia**

Precision Therapeutic Phenotyping (PTP) Cohort = AF & HF onset <12 yrs and AF onset not >2 yrs prior to HF onset.
Bradycardia = bradycardia on ECG as assessed by the investigator.
Incidence Rate Ratio by Treatment = Incidence $Rate_{BUC}$ / Incidence $Rate_{MET}$

Incidence Rate Ratio by Bradycardia = Incidence $Rate_{Brady}$ / Incidence $Rate_{NoBrady}$.
Includes all patients entering the efficacy follow-up period.
Deaths included as events due to competing risk.

A Phase 3 Trial of gencaro for the Prevention of af in hf Patients with MILD-moderate Left ventricular systolic dysfunction PRECISION-AF

PRECISION-AF Phase 3 Genetically-Targeted Trial Design 125 sites in USA, Canada, Europe and Australia 400 HF patients with ADRB1 Arg/Arg genotype LVEF ≥ 40% and ≤ 55% and AF in past 120 days AF/HF DxT < 12 years and AF not >2 years prior to HF Randomization 1:1 to Gencaro or Toprol-XL Primary Endpoint: Time to First Symptomatic AF Event or ACM during 26-week Period >90% power at a = 0.01 to detect a 45% treatment benefit (Phase 2: 58% treatment (Rx) benefit) >90% power at a = 0.05 to detect a 40% Rx benefit, >80% power for Rx benefit of 35% Interim analysis at 200 pts with evaluable data Estimated Timeline Enroll 200 pts: 12 monthsInterim analysis: 18 months Enroll 400 pts: 19 monthsFinal data: 27 months Anticipated clinical trial initiation: 1Q2020 Topline data: 3Q2022

FDA agreement that a Phase 3 protocol design, clinical endpoints, trial population and statistical analyses adequately address objectives that, if met, would support an NDA submission Key elements of current agreement Comparative efficacy against TOPROL-XL for prevention of AF recurrence 400 patient sample size, interim review at 200 patients with potential to expand to 550 patients One successful trial to support an NDA with regulatory threshold of p < 0.01 Entry criteria based on precision therapeutic phenotype identified in GENETIC-AF (i.e., AF & HF < 12 years and AF not diagnosed more than 2 years before HF) HF population with LVEF ≥ 40% and ≤ 55% PRECISION-AF FDA Special Protocol Assessment

Commercial Opportunity for AF prevention in heart failure Gencaro

Current Beta Blocker Therapy Indicated for treatment of HF, hypertension and angina | None indicated for AF Primarily used for rate control and clinical outcome benefits in AF/HF patients | Mild rhythm control HF data in label are exclusive to patients with EF < 40% | Not indicated for EF ≥40% GENCARO™ Unique, genotype-driven mechanism of action | Differentiated in the class Similar rate control and HF outcome data from BEST | Strong beta-blocker foundation Superior head-to-head rhythm control data versus SOC | Positions Gencaro as first-line GDMT Lower rate of AF interventions: AADs, ECV, ablations | Allows for branded pricing Lower incidence of treatment-limiting bradycardia | Maintains therapeutic target dosing GENCARO Potential Positioning in AF with HF Potential to position Gencaro as first-line therapy for AF with mid-range and preserved HF with successful Phase 3 trial

AF in mid-range and preserved heart failure More than two-thirds of all HF patients have EF ≥ 40% | Current BBs not indicated for this population 35-50% of HF patients have AF co-morbidity | Worsens HF prognosis including mortality 50% have optimal Gencaro genotype | High frequency biomarker No efficacious and safe drug therapies for AF/HF in EF ≥ 40% | Major unmet cardiovascular need Significant commercial opportunity $400M to $900M peak revenue in U.S. for first indication | Substantial market Options for label expansion that more than double the initial indication| Broad clinical application Significant markets in EU and Asia| Global partnering opportunity GENCARO Medical Need and Commercial Opportunity Potentially first precision medicine-based cardiovascular therapeutic

32

GENCARO
Addressable Patient Population

- **Who could be treated based on PRECISION-AF?**
  - HF with EF 40-55% (8.9M patients)
  - AF prevalence is 35-50%
  - 3.1M – 4.5M genotype test eligible AF/HF patients
- **Label expansion to broader HFpEF population?**
  - HF with EF >55% (11.7M patients)
  - AF prevalence is 35-50% (possibly higher)
  - 4.1M – 5.9M genotype test eligible AF/HF patients
- **Potential upside factors**
  - AF in non-HF patients
  - AF in HF patients with EF < 40%
  - HF patients prior to AF onset
  - HF with permanent AF, to reduce HF events
  - KOL & cardiologist research supports all the above

HF Patient Populations

G7 Markets[2] & China[3] in 2023

	LVEF < 40%	40% ≤ LVEF ≤ 55%[1]	LVEF > 55%
US	3.7M	1.7M	2.0M
EU5	1.7M	2.6M	3.2M
Japan	300K	465K	675K
China	2.9M	4.3M	5.9M
Totals	8.6M	8.9M	11.7M

Current BBs Approved for HF

No Indicated or Proven Therapies for AF or HF

Genotype prevalence 50% in US/EU; higher in Asia

1. EF 50-55% is estimated to be at least 25% of HFpEF (i.e., EF >50%). See, e.g., Solomon, Influence of Ejection Fraction on Outcomes . . . in . . . HFpEF, EHJ 2016.
2. Decision Resources Heart Failure 2018. 3. Yang Guo, et al., Epidemiological Study of Heart Failure in China, Cardiovascular Innovations and Applications, Vol. 1, No. 1, 47,48 (2015); Yuan Yu, et al., Characteristics, . . . of Patients Hospitalized for Heart Failure in China: The China PEACE Retrospective Heart Failure Study, Journal of the American Heart Association, 119.012884, P. 1, 4 (2019).

U.S. Revenue Forecast GENCARO Label|2023 Launch|2030 Snapshot Parameters Launch Indication 40% ≤ EF ≤ 55% Indication Expansion EF > 55% Comments Base Optimistic Base Optimistic HF patients with EF range 1.7 M 2.0 M DRG Heart Failure 2018, ARCA market research Incidence of AF 35% 50% 35% 50% AF incidence increases with increasing LVEF in HFpEF HF and AF (Test Eligible Patients) 595K 850K 700K 1.0M Peak Penetration of the Gencaro Test 30% 45% 30% 45% Key variable is penetration of the test Patients Receiving Gencaro Test 179K 383K 210K 450M Patients Testing Positive (50%) 89K 192K 105K 225K Confirmed in GENETIC-AF Rx Rate Based on a Positive Test 85% 85% Rx highly likely with positive test—ARCA mrkt. rsrch. Patients on GENCARO (Penetration in Test Eligible Patients) 76K (13%) 163K (19%) 89K (13%) 191K (19%) ARCA 1° research; cardiologists would prescribe to 41% of eligible w/in first 6 months of availability 2030 WAC per day (after discounts) $21 $21 Benchmarked to Entresto WAC,US Payer research ($16.44/day in 2019, $22.75 in 2030 (3% annual inc.) Compliance rate 75% 75% DRG HF 2018 2030 Market Forecast $437M $938M $512M $1.1B Plus ROW Opportunity (EU5, Japan & China)

Gencaro Intellectual Property Patents + New Chemical Entity Provide Robust Protection Issued Patents + NCE status expected to provide minimum 8-10 years exclusivity in major markets Newly-filed IP based on Phase 2 discoveries would extend to 2039 U.S. Exclusivity U.S. patents provide longest exclusivity Main patent to mid-2031; 2034 with isomer development New IP from Phase 2 findings would extend to 2039 NCE exclusivity overlaps— 5+ to 7.5 years from approval EU & Japan EMA NCE exclusivity: 10-11 years from approval EU Patents extend into 2030, new IP would take to 2039 Japan: current patent into 2030, new IP would take to 2039 Japan NCE PMS period: 8 years from approval

Additional assets and capital structure ARCA biopharma

36

ARCA Pipeline – AB171


O
S
H
O
O
H
O
NO2

AB171

- Thiol-group containing derivative of isosorbide mononitrate
- Thiol moiety confers antioxidant activity compared to standard nitrates
  - Potentially greater anti-atherosclerosis, prevention of myocardial remodeling, and other favorable biologic effects
- Dual MOA $\rightarrow$ direct NO donor and generates endogenous NO from NOS3
  - Much greater NO and less peroxynitrite (harmful by-product of NO donation)
- Markedly pharmacogenetic compared to ISDN or BiDil
  - Enhanced NO generation in a NOS3 major allele homozygote in preclinical studies
- Pharmacogenetic use patents issued to ARCA in Europe, pending in U.S.
- Goal is to conduct a Phase 1B POC study in HF, then peripheral artery disease (PAD)

ARCA biopharma

37

ARCA Pipeline – Potential Third Asset

- Oral PDE3A inhibitor with substantial safety dataset
  - Enhanced activity/less tolerance in a PDE3A genetic variant (IP issued in U.S.)[1]
- Orphan indication in pediatric advanced HF
  - i.v. milrinone via indwelling central line widely used and safe/effective in pediatric pre-transplant patients
  - Pediatric cardiologists want/need an oral PDE3A inhibitor to replace i.v. therapy
- Licensing discussions in progress

1- Sucharov CC et al, J Am Coll Cardiol 73:1173-1184, 2019

ARCA biopharma

Capital Structure Shares outstanding (11/1/19)1.59 million Potentially dilutive securities 0.17 million Fully diluted1.76 million Cash and cash equivalents (as of 9/30/19)$9.65 million No debt Estimated cash runway through end of third quarter 2020

ARCA biopharma Pharmacogenetic Precision Medicine for Cardiovascular Diseases Nasdaq: ABIO